EXHIBIT 99-7

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 11-K
ANNUAL REPORT

Pursuant to Section 15(d) of the
Securities Exchange Act of 1934

For the fiscal year ended December 31, 2001

Connecticut Natural Gas Corporation
Union Employee Savings Plan

(Full title of the plan)

Energy East Corporation

(Name of issuer of the securities held pursuant to the plan)

PO Box 12904, Albany, New York 12212-2904

(Address of principal executive office)

REQUIRED INFORMATION

The Connecticut Natural Gas Corporation Union Employee Savings Plan ("Plan") is subject to the Employee Retirement Income Security Act of 1974 ("ERISA").  Therefore, in lieu of the requirements of Items 1-3 of Form 11-K, the financial statements of the Plan for the two fiscal years ended December 31, 2001 and 2000 and supplemental schedule, which have been prepared in accordance with the financial reporting requirements of ERISA, are attached hereto as Appendix 1 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Committee to administer the Connecticut Natural Gas Corporation Union Employee Savings Plan has duly caused this Annual Report to be signed on its behalf by the undersigned hereunto duly authorized.

Connecticut Natural Gas Corporation Union Employee Savings Plan

By	/s/Vincent L. Ammann	March 25, 2002
Vincent L. Ammann Committee Member
By	/s/Richard R. Benson	March 25, 2002
Richard R. Benson Committee Member
By	/s/Joseph L. Vicidomino	March 25, 2002
Joseph L. Vicidomino Committee Member

APPENDIX 1

CONNECTICUT NATURAL GAS CORPORATION
UNION EMPLOYEE SAVINGS PLAN

FINANCIAL STATEMENTS AT AND
FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
SUPPLEMENTAL SCHEDULE AS OF AND FOR THE YEAR ENDED
DECEMBER 31, 2001 AND REPORT OF THE INDEPENDENT ACCOUNTANTS

Connecticut Natural Gas Corporation
Union Employee Savings Plan
Index to Financial Statements and Supplemental Schedule

Report of Independent Accountants	1
Financial Statements: Statements of Net Assets Available for Benefits -- December 31, 2001 and 2000	2
Statements of Changes in Net Assets Available for Benefits -- Years Ended December 31, 2001 and 2000	3
Notes to Financial Statements	4
Supplemental Schedule*: Schedule I - Schedule of Assets (Held at End of Year)	9
Consent of Independent Accountants	10

*Other supplemental schedules required by Section 2520.130-10 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Participants and Administrative Committee of
Connecticut Natural Gas Corporation
Union Employee Savings Plan

In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of Connecticut Natural Gas Corporation Union Employee Savings Plan (the "Plan") at December 31, 2001 and 2000, and the changes in net assets available for benefits for the years then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets (held at end of year) is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.

PricewaterhouseCoopers LLP

New York, New York
March 4, 2002

Connecticut Natural Gas Corporation
Union Employee Savings Plan
Statements of Net Assets Available for Benefits
December 31, 2001 and 2000

	2001	2000
Assets:
Investments, at fair value:
Registered Investment Companies	$17,505,386	$19,989,048
Company Stock Fund	5,452,578	5,394,491
Participant Loans	641,061	625,730
Total investments	23,599,025	26,009,269
Accounts receivable from broker	-	556
Liabilities:
Accounts payable to broker	-	20,381
Net assets available for benefits	$23,599,025	$25,989,444

See notes to financial statements.

Connecticut Natural Gas Corporation
Union Employee Savings Plan
Statements of Changes in Net Assets Available for Benefits
Years Ended December 31, 2001 and 2000

	2001	2000
Additions:
Investment income:
Net appreciation (depreciation) in fair value of investments	$(3,260,469)	$(1,104,981)
Interest and dividends	810,451	2,018,439
	(2,450,018)	913,458
Contributions:
Participant	968,302	1,105,893
Employer	472,502	490,230
Transfers from other qualified plans	4,072	-
	1,444,876	1,596,123
Total additions	(1,005,142)	2,509,581
Deductions:
Benefits paid to participants	1,384,078	1,360,852
Transfers to other qualified plans	-	44,538
Administrative expenses	1,199	-
Total deductions	1,385,277	1,405,390
Net increase (decrease)	(2,390,419)	1,104,191
Net assets available for benefits: Beginning of year	25,989,444	24,885,253
End of year	$23,599,025	$25,989,444

See notes to financial statements.

Connecticut Natural Gas Corporation
Union Employee Savings Plan
Notes to Financial Statements
December 31, 2001 and 2000

1.   DESCRIPTION OF THE PLAN

The following description of the Connecticut Natural Gas Corporation (the "Company") Union Employee Savings Plan (the "Plan") is provided for general information purposes only. Participants should refer to the Plan document for a complete description of the Plan's provisions. The following description does not include Plan changes effective on or after January 1, 2002.

General

The Plan is a defined contribution thrift plan open to union employees of the Company and its subsidiaries and affiliates. Effective September 1, 2000, the parent of the Company was merged into and became a wholly-owned subsidiary of Energy East Corporation ("Energy East"), in accordance with an agreement and plan to merge (the "Merger") the parent of the Company entered into with Energy East in June 1999.  Energy East, the parent corporation of the Company, through its subsidiaries, delivers electricity and natural gas to retail customers and provides electricity, natural gas, energy management and other services to retail and wholesale customers in the Northeast.

The Plan was established by the Company under the provisions of Section 401(a) of the Internal Revenue Code (the "Code"), and it includes a qualified cash or deferred arrangement as described in Section 401(k) of the Code for the benefit of eligible employees of the Company. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). The Plan Administrator is the Company and an Administrative Committee has been appointed to serve as manager of the Plan.

Eligibility

Employees are eligible to participate in the Plan in the first payroll period beginning on or after the first day of the month following the employee's date of employment if they are at least age twenty-one, are employed full time, and are covered by a collective bargaining agreement between the Company and any union which provides for participation in the Plan.

Contributions

Eligible employees may elect to participate in the Plan and authorize payroll deductions of not less than 1% and not greater than 16% of basic earnings as savings contributions to their accounts during each year, subject to Code limitations.

The Company will match a percentage of a participant's compensation depending on age or years of continuous service. The amount of the Company contribution will be determined according to the schedule below. However, if a participant's elected contribution is less than the percentage contained in the schedule, the Company will match no more than the percentage contributed by the participant.

Connecticut Natural Gas Corporation
Union Employee Savings Plan
Notes to Financial Statements
December 31, 2001 and 2000

1.   DESCRIPTION OF THE PLAN (Continued)

Contributions (Continued)
Years of Continuous Service	Or	Age Is	The Company Will Contribute
20 or more		45 or more	4 1/2% of compensation
10 but less than 20		35 but less than 45	3% of compensation
Less than 10		Under 35	2% of compensation

An exception to the above schedule exists for those Plan participants subject to the collective bargaining agreement between the Company and the employees in its Greenwich division. Each such participant who, as of April 1, 1998, had either (1) attained age 50 or (2) completed 30 years of continuous service is grandfathered with respect to a previous Plan provision entitling such individual to a matching contribution of up to 6% of compensation or the amount of the participant's contribution, if less.

Plan participants direct their contributions among various investment options in 5% increments, and they may elect to change their investment options at any time.

Vesting

Participants are fully vested in their own contributions to the Plan. Participants who were employees of the Company or any of its parent, subsidiaries or other affiliates at the time of the merger of the Company's parent with Energy East are also fully vested in the Company's matching contributions, as are any participants who, while they are employees of the Company or its affiliates, as described above, may die, become disabled or reach their 65th birthday. All other participants have a vested interest in their Company Matching Account in the Plan equal to 20% thereof for each full year of Continuous Service, as defined in the Plan, so that a participant shall be fully vested in such Account after five (5) full years of Continuous Service.

Benefit Payments

Upon termination of employment due to retirement, disability or death, a participant (or the participant's beneficiary) may elect to receive a lump-sum distribution equal to the value of the participant's vested interest in their account as soon as practicable following the termination date or defer the distribution to some future date.

Participants may request the withdrawal of certain account balances prior to termination of employment. Application for withdrawal of after-tax contributions and employee IRA contributions may be made once a year. There are no Plan penalties for such withdrawals.

Connecticut Natural Gas Corporation
Union Employee Savings Plan
Notes to Financial Statements
December 31, 2001 and 2000

1.   DESCRIPTION OF THE PLAN (Continued)

Participant Loans

A Plan participant may borrow a minimum of $1,000 up to a maximum of one-half of the participant's vested account balance or $50,000, less the highest outstanding loan balance in the prior twelve months, whichever is less. Each loan carries an interest rate of prime plus 1%, established on the first day of the calendar quarter in which the loan is made. Security for each loan is provided by one-half of the Plan participant's vested account balance. Two types of loans are available to Plan participants - 'general purpose' and 'principal residence' loans. Full repayment of each of these types of loans is required within five and fifteen years following loan origination, respectively, and loan refinancing is not permitted. All loans require level amortization with principal and interest payments made at least quarterly and, for those Plan participants who are active employees, payments are made ratably through payroll deductions. No Plan participant may have more than one 'general purpose' loan and one 'principal residence' loan outstanding at any time. If a participant's employment terminates for any reason, the loan will become immediately due and payable and must be paid within 90 days from the date of termination.

Participant Accounts

Individual accounts are maintained for each of the Plan's participants to reflect the participant's share of the Plan's income, the participant's and the Company's contributions, and the participant's loan(s), if applicable. Allocations of Plan income are based on the share balances in the participants' accounts.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements are prepared on an accrual basis and in conformity with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of additions and deductions during the reporting period. Actual results could differ from those estimates.

Investment Valuation and Income Recognition

The Plan's investments are stated at fair value. Shares of registered investment companies are valued at the net asset value of shares held by the Plan at year end. The Company Stock Fund, comprised solely of Energy East common stock, is valued at its quoted market price at year end. Participant loans are valued at cost, which approximates fair value.

Purchases and sales of investments are recorded on a trade-date basis. Interest income is accrued when earned. Dividend income is recorded on the ex-dividend date.

Connecticut Natural Gas Corporation
Union Employee Savings Plan
Notes to Financial Statements
December 31, 2001 and 2000

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Plan Termination

Although the Company has not expressed any intent to terminate the Plan, it has the right to discontinue contributions at any time and terminate the Plan subject to the provisions of the Plan document. In the event of termination of the Plan, the net assets of the Plan are set aside, first for payment of all Plan expenses and, second, for distribution to the participants, based upon the balances in their individual accounts.

Reclassifications

Certain amounts have been reclassified on the financial statements to conform with the current year presentation.

Risks and Uncertainties

The Plan provides for various investment options in any combination of stocks, fixed income securities, mutual funds, and other investment securities. Investment securities are exposed to various risks such as interest rate, market and credit risk. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in risk in the near term could materially affect participant's account balances and the amounts reported in the statement of net assets available for benefits and the statement of changes in net assets available for benefits.

3.   INVESTMENTS

The following presents investments that represent 5% or more of the Plan's net assets at December 31, 2001 and 2000:
	2001	2000
Company Stock Fund	$5,452,578	$5,359,992
Putnam Fund for Growth and Income	4,417,131	4,717,214
The George Putnam Fund of Boston	-	1,660,212
Putnam Vista Fund	3,601,415	5,704,656
Putnam Stable Value Fund	5,039,708	4,979,343
Putnam International Growth Fund	-	1,333,936
Janus Advisor Balanced Fund	1,649,523	-

Plan investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated (depreciated) in value during 2001 and 2000, as follows:

	2001	2000
Registered Investment Companies	$(3,055,183)	$(4,004,035)
Company Stock Fund	(205,286)	2,899,054
	$(3,260,469)	$(1,104,981)

Connecticut Natural Gas Corporation
Union Employee Savings Plan
Notes to Financial Statements
December 31, 2001 and 2000

4.   INCOME TAX STATUS

In 1994 the Plan was amended and restated to meet the requirements of the Tax Reform Act of 1986, and the Plan received a favorable determination letter from the Internal Revenue Service dated October 24, 1994. The Plan has been amended since receiving the determination letter. The Plan Administrator and management believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the Code.

5.   RELATED PARTY TRANSACTIONS

Certain Plan investments are shares of registered investment companies managed by Putnam Fiduciary Trust Company ("Putnam"). Putnam is the trustee as defined by the Plan and, therefore, these transactions qualify as party-in-interest transactions which are exempt from the prohibited transaction rules.

6.   ADMINISTRATIVE EXPENSES

Administrative expenses represent certain transaction fees that are paid by the Plan's participants.

7.   ASSET TRANSFERS

Transfers to the Plan of $4,072 in 2001 represent the net rollovers of participant account balances from other qualified defined contribution benefit plans.

Transfers from the Plan of $44,538 during 2000 represent the net rollovers of participant account balances into other qualified defined contribution benefit plans.

Connecticut Natural Gas Corporation
Union Employee Savings Plan
Schedule I - Schedule of Assets (Held at End of Year)

	Name of Issuer	Investment Type	Current Value
	Janus Advisor Balanced Fund	Registered Investment Company	$ 1,649,523
	Janus Advisor Growth Fund	Registered Investment Company	616,121
	PIMCO Total Return Fund	Registered Investment Company	191,386
*	Putnam Asset Allocation: Growth Fund	Registered Investment Company	30,879
*	Putnam Asset Allocation: Balanced Fund	Registered Investment Company	3,884
*	Putnam Asset Allocation: Conservative Fund	Registered Investment Company	660
*	Putnam OTC & Emerging Growth Fund	Registered Investment Company	69,152
*	Putnam International Growth Fund	Registered Investment Company	949,594
*	Putnam Fund for Growth and Income	Registered Investment Company	4,417,131
*	Putnam Voyager Fund	Registered Investment Company	116,265
*	Putnam Vista Fund	Registered Investment Company	3,601,415
*	Putnam U.S. Government Income Trust Fund	Registered Investment Company	196,911
*	Putnam S&P 500 Index Fund	Registered Investment Company	581,536
*	Putnam Money Market Fund	Registered Investment Company	41,221
*	Putnam Stable Value Fund	Registered Investment Company	5,039,708
	Energy East Corporation Stock	Company Stock Fund	5,452,578
	Loan Fund	Participant Loans (8.75% - 10.5%)	641,061

	Total assets held at end of year		$23,599,025

*	Party-in-interest

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-45082) of Energy East Corporation of our report dated March 4, 2002, relating to the financial statements and financial statement schedule of the Connecticut Natural Gas Corporation Union Employee Savings Plan, which appear in this Form 11-K.

PricewaterhouseCoopers LLP

New York, New York
March 25, 2002